Exhibit 99.1

June 10, 2011	Trading Symbol: LXRP: OTCBB
LXX: CNSX

Lexaria Warrants Exercised

(Vancouver, BC: June 10, 2011) - Lexaria Corp. (the "Company” or “Lexaria") announces it has accepted the exercise of 1,500,000 warrants and has as a result issued 1,500,000 common shares of the Company. After this share issuance, the Company has 14,639,659 shares issued and outstanding.

The Company has received proceeds of $300,000 as a result of this warrant exercise, which is being credited to general working capital. The total amount exercised was by a director of the Company.

About Lexaria:

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

ON BEHALF OF THE BOARD
"Chris Bunka," President

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka President/CEO/Chairman
(250) 765 6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favourable for field work; no assurance that well treatments will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that the expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.